Exhibit 99
Press Release

Contact:	Claire M. Gulmi
Executive Vice President and
Chief Financial Officer
(615) 665-1283

AMSURG CORP. to Broadcast 2012 SECOND QUarter Conference

Call Live on the Internet

NASHVILLE, Tenn. (June 27, 2012) – AmSurg Corp. (Nasdaq: AMSG) today announced it will provide an on-line Web simulcast and rebroadcast of its 2012 second quarter earnings release conference call.  The live broadcast of AmSurg Corp.’s quarterly conference call will be available on-line by going to http://www.amsurg.com and clicking on the link to Investor Relations, or at http://www.earnings.com.  The call is scheduled to begin at 5:00 p.m. Eastern Time on Tuesday, July 24, 2012.  The on-line replay will follow shortly after the call and continue for 30 days.

AmSurg Corp. acquires, develops and operates ambulatory surgery centers in partnership with physician practice groups throughout the United States.  At March 31, 2012, AmSurg owned and operated 227 centers and had one center under development.

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